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                                                                    EXHIBIT 10.1
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                             EMPLOYMENT AGREEMENT
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          THIS AGREEMENT is made                         , 1997, by and between
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     CI MERGER CORPORATION (the "Company"), a Pennsylvania corporation, and
     HARRISON H. CLEMENT, JR. (the "Employee"), of
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               , Pennsylvania.
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                                  BACKGROUND


          Pursuant to an Agreement and Plan of Merger dated March 14, 1997, by and among Conestoga Enterprises, Inc. ("CEI"), Infocore, Inc. ("Infocore") and the Company, Infocore in the near future will be merged with and into the Company, which will be the surviving corporation. Pursuant to such plan of merger (the "Plan of Merger"), as of the Effective Date of the merger specified therein (the "Effective Date"), the corporate name of the Company will become "Infocore, Inc.". The Employee is currently President and Chief Executive Officer of Infocore and the parties have agreed that he shall be employed by the Company as of the Effective Date under the terms and provisions contained in this Agreement.


                                   AGREEMENT


          Therefore, each intending to be legally bound hereby, the parties agree as follows:

          1.   Employment and Employment Duties.  Under the terms and conditions
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     contained in this Agreement, the Company employs the Employee as President and Chief Executive Officer and the Employee accepts such employment. The Employee's employment duties shall be those specified for the President of the Company in the Company's by-laws and those additional duties, commensurate with such position, assigned by the Board of Directors of the Company (the "Board"). The Employee shall report directly to the Board. The Employee's employment shall be on a full-time basis and he shall not be engaged or employed in other business activities (whether for pecuniary advantage or not) during the term of this Agreement, except that he shall be permitted to serve on the boards of directors of business or charitable organizations, provided such service does not materially affect the performance of his employment duties for the Company. The Employee shall discharge his employment duties in a diligent and conscientious fashion.
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          2.   Term.  The Employee's employment hereunder shall be for a period
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     of two (2) years, commencing upon the Effective Date. Notwithstanding the foregoing: (i) the Company may terminate the Employee's employment at any time (A) upon fifteen (15) days prior written notice for any reason or for no reason, or (B) without prior notice for cause (as defined below); and
     (ii) the Employee may terminate the Employee's employment at any time without prior notice for any reason or for no reason. For purposes of this Agreement, the Employee's employment shall be deemed to have been terminated for cause in the event the Company terminates it as a result of:
               (a) the Employee's breach of his confidentiality obligations specified in Section 5;
               (b) the willful failure or refusal by the Employee to perform any of his material employment duties or his material obligations under this Agreement which shall not have ceased or been corrected within fifteen (15) days following a written warning from the Company; or
               (c) the commission of any act or the failure to act by the Employee which constitutes a crime or offense involving money or other property of any of the CEI Companies (as defined in Section 5) or which constitutes a felony in the jurisdiction involved.

          3.   Severance Compensation.
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               3.1  General Rule.  Unless the provisions of Section 3.2 apply,
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     in the event of the termination of the Employee's employment by the Company other than for cause prior to the expiration of the two (2) year term referred to in Section 2, the Company shall be obligated to pay to the Employee, within fifteen (15) days after the date of termination, an amount equal to the greater of: (i) fifty percent (50%) of the Employee's annual salary determined as of the date of termination of employment, or (ii) the aggregate salary otherwise payable to the Employee for the balance of the two (2) year term referred to in Section 2, determined as of the date of termination of employment.

               3.2  Change of Control.  If, during the term of this Agreement,
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     the Employee's employment with the Company is terminated within ninety (90)
     days of the date of a change of control (as defined below), either by the Employee or by the Company other than for cause, the Company shall pay to the Employee, within fifteen (15) days of the date of termination of employment, an amount equal to the greater of: (i) the amount payable to
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     the Employee as determined by the application of the provisions of Section
     3.1, or (ii) one and one-half (1.5) times the Employee's annual salary, determined as of the date of termination of employment. The Company shall be obligated to make such payment in lieu of, and not in addition to, the Company's payment obligations under Section 3.1. For purposes of this Agreement, a change of control shall be deemed to have occurred in the event of: (i) the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation or otherwise, of voting power over that number of voting shares of the capital stock of either the Company or CEI which, when combined with the existing voting power of such persons or entities, would enable them to cast fifty percent (50%) or more of the votes which all shareholders of the Company or CEI, respectively, would be entitled to cast in the election of directors of either the Company or CEI, or (ii) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to a transferee other than CEI or a company or entity of which a controlling interest is owned by CEI.

               3.3  Termination for Cause.  In the event of the termination of
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     the Employee's employment at any time by the Company for cause, the Company shall have no obligation to pay the Employee any sums following the termination of his employment.

          4.   Compensation.  As compensation for the performance of his
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     employment duties, during the term hereof the Company shall pay or provide to the Employee the following:
               (a) A salary in the annual amount of One Hundred Two Thousand Dollars ($102,000), payable in accordance with the Company's normal payroll practices in effect from time to time. The Employee's salary shall be reviewed by the Board at the same time and in the same manner as is customary for the employees of CEI and its subsidiaries and may be increased, in the sole discretion of the Board, based upon the Employee's satisfactory performance of his employment duties.
               (b) The provision of those fringe benefits which were provided to the Employee in his position as President and CEO of Infocore as of the Effective Date under plans or insurance policies maintained by the Company from time to time, but in no event having benefits less than comparable to those of Infocore. Such fringe benefits include four (4) weeks paid vacation, personal use of a Company automobile, medical health and disability
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     insurance coverage, inclusion in the Company's 401(k) profit sharing plan and its officers' profit sharing plan, and reimbursement of business expenses under policies similar to those in effect with Infocore.
               (c) Maintenance of a life insurance policy insuring the Employee's life with a death benefit of Three Hundred Fifty Thousand Dollars ($350,000.00) payable to the beneficiary or beneficiaries designated by the Employee.

          5.   Confidentiality.  The Employee acknowledges that he has had, and
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     in fulfilling his duties under this Agreement he will have, access to confidential information regarding the business and financial affairs of the Company, CEI, and/or the other subsidiaries of CEI (collectively, the "CEI Companies"). The Employee hereby agrees to hold all such information in the strictest confidence, to discuss such information only with authorized personnel of the CEI Companies, and, except as required by law or compelled by legal process, to refrain from disclosing such information to any other party, both during the term of this Agreement and after the termination hereof. The provisions of this Section 5 shall not apply to information which is or becomes generally available to or known by the public other than as a result of disclosure by the Employee.

          6.   Covenant Not to Compete.  The Employee agrees that, in order to
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     protect the legitimate interests and property rights of the Employer, for a period of one (1) year after the termination of the Employee's employment with the Company (regardless of the reason for the termination), the Employee shall not:
               (a) Engage, directly or indirectly, either as owner, partner, agent, employee, consultant, member, or shareholder, or otherwise operate, control, join or participate in, lend money to, or be connected with any commercial enterprise or business which is engaged within the Territory (as defined below) in any facet of the wireless telecommunications business carried on by any of the CEI Companies as of the date of termination of the Employee's employment;
               (b) Approach, solicit, contact, or otherwise establish a business relationship with any customer of any of the CEI Companies or any prospective customer of any of the CEI Companies with whom any of such companies has had significant contact on or before the date of termination of the Employee's employment, for a purpose related to the business carried on by any of the CEI Companies as of the date of termination of the Employee's employment;
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               (c) Assist any other person, partnership, corporation, limited liability company, or other entity in the pursuit of the activities from which the Employee is prohibited in engaging under the provisions of Subsections (a) and (b) above; or
               (d) Induce by active solicitation any present or future employees or agents of the Company or the other CEI Companies to directly or indirectly engage in any competitive business or to terminate their employment with any of the CEI Companies.

     For purposes of this Agreement, the term "Territory" shall mean those geographical areas encompassed by the Reading, Pottsville, Sunbury, and Williamsport Basic Trading Areas, as defined by the Federal Communications Commission for the issuance of personal communication services licenses. Nothing contained in this Section 6 shall prohibit the Employee from: (i) investing in and owning securities issued by any publicly-held company which are traded on any recognized securities exchange or in the over-the-counter market; or (ii) accepting employment, after termination of his employment with the Company, with a customer of the Company which is not a significant customer.

          7.   Equitable Relief.  The Employee recognizes and agrees that, in
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     the event of a breach or threatened breach of his covenants and obligations contained in Section 5 and/or Section 6 of this Agreement, the Company will suffer irreparable harm and damage, that such harm and damage may be extremely difficult or impossible to quantify, and that therefore the Company shall be entitled to injunctive relief. Nothing contained herein, however, shall be construed as precluding the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages at law.

          8.   Restrictions Excessive.  In the event the restrictions imposed by
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     the covenant contained in Section 6 are deemed by any court having jurisdiction to be unreasonable or otherwise unenforceable by reason of their duration, territory or the scope of the activities prohibited, it is agreed by the parties that such court may construe and enforce this Agreement by reducing the time period, territory, or scope of activities to an extent which such court deems to be reasonable and enforceable.

          9.   Severability.  If any provision or provisions of this Agreement
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     shall be deemed to contravene or be invalid under the laws of any jurisdiction where this Agreement is in force, the parties agree that such
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     contravention or invalidity shall not invalidate the entire Agreement, but it shall be construed as not containing the particular provision or provisions held to be invalid and the rights and obligations of the parties shall be construed and enforced accordingly.

          10.  Miscellaneous.
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               (a) This Agreement shall be construed, interpreted and enforced in accordance with the laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.
               (b) This Agreement and its provisions shall be binding upon and inure to the benefit of the respective legal representatives, successors, heirs, and permitted assigns of the parties. The Employee shall not assign any of his rights nor delegate any of his duties under this Agreement without the prior written consent of the Company.
               (c) This Agreement constitutes the entire Agreement between the parties and supersedes all prior negotiations, understandings and agreements of any nature whatsoever, whether oral or written, with respect to the subject matter hereof. No amendment, waiver or discharge of any provision of this Agreement shall be effective against any party, unless that party shall have consented thereto in writing.
               (d) The headings to the sections of this Agreement are inserted only for convenience of reference and are not intended, nor shall they be construed, to modify, define, limit or expand the intent of the parties as expressed in this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


     WITNESS:                            CI MERGER CORPORATION


                                         By:
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                                                 President

                                                                        (SEAL)
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                                              Harrison H. Clement, Jr.
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          INTENDING TO BE LEGALLY BOUND HEREBY, CONESTOGA ENTERPRISES, INC.
     hereby guarantees the performance of all of the obligations of and payment of all sums due from CI Merger Corporation under the foregoing Employment Agreement.

                                              CONESTOGA ENTERPRISES, INC.


                                              By:
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                                                            President